CUSIP No. 816212104	Page 1 5 of 16

Exhibit A

AGREEMENT REGARDING THE JOINT FILING OF

SCHEDULE 13D

The undersigned, being duly authorized thereunto, hereby execute this agreement as an exhibit to this Schedule 13D to evidence the agreement of the below-named parties, in accordance with the rules promulgated pursuant to the Securities Exchange Act of 1934, to file this Schedule jointly on behalf of each such party.

Date: July 7, 2016

POLARIS VENTURE PARTNERS V, L.P.

By: Polaris Venture Management Co. V, L.L.C.

By: *
Managing Member

POLARIS VENTURE PARTNERS ENTREPRENEURS’ FUND V, L.P.

By: Polaris Venture Management Co. V, L.L.C.

By: *
Managing Member

POLARIS VENTURE PARTNERS FOUNDERS’ FUND V, L.P.

By: Polaris Venture Management Co. V, L.L.C.

By: *
Managing Member

CUSIP No. 816212104	Page 16 of 16

POLARIS VENTURE PARTNERS SPECIAL FOUNDERS’ FUND V, L.P.

By: Polaris Venture Management Co. V, L.L.C.

By:	*
Managing Member

POLARIS VENTURE MANAGEMENT CO. V, L.L.C.

By:	*
Managing Member

JONATHAN A. FLINT

By:	/s/ Jonathan A. Flint
Jonathan A. Flint

TERRANCE G. MCGUIRE

By:	/s/ Terrance G. McGuire
Terrance G. McGuire

AMIR NASHAT

By:	/s/ Amir Nashat
Amir Nashat

*By:	/s/ Mary Blair
Name:	Mary Blair
Attorney-in-Fact

[This Schedule 13D was executed pursuant to a Power of Attorney. Note that copies of the applicable Powers of Attorney are already on file with the appropriate agencies.]